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                                     EXHIBIT 21.1

                                  PEGASUS GOLD INC.
                              SUBSIDIARIES OF REGISTRANT

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                                                     Place of                               Percent
Subsidiary                                   Incorporation/Formation                         Owned
----------                                   -----------------------                        -------


Pegasus Gold Corporation...........................  Nevada.................................  100%

Zortman Mining, Inc................................  Montana................................  100%

Florida Canyon Mining, Inc.........................  Washington.............................  100%

Montana Tunnels Mining, Inc........................  Nevada.................................  100%

Pegasus Aviation Services, Inc.....................  Nevada.................................  100%

Pegasus Gold International, Inc....................  Washington.............................  100%

Pegasus Gold Finance Corporation...................  Nevada.................................  100%

Pegasus Gold Montana Mining, Inc...................  Arizona................................  100%

Beal Mountain Mining, Inc..........................  Montana................................  100%

Black Pine Mining, Inc.............................  Nevada.................................  100%

Pangea International Holdings Corporation..........  Nevada.................................  100%

Pangea Explorations, Inc...........................  Arizona................................  100%

Pangea Minerals, Inc...............................  Nevada.................................  100%

Pangea Resource Explorations, Inc..................  Nevada.................................  100%

Pangea Gold Corporation............................  Nevada.................................  100%

Hippocrene Holdings NV.............................  The Netherlands Antilles...............  100%

Pegasus Gold Australia Pty Ltd.....................  Northern Territory, Australia..........  100%

Pegasus Gold Australia Holdings Ltd................  Victoria, Australia....................  100%

Pegasus Gold Financing, L.L.C......................  Delaware...............................  100%

POV Corporation....................................  Delaware...............................  100%

Pegasus Minera de Chile Ltda.......................  Chile..................................  100%

Diamond Hill Mining, Inc...........................  Montana................................  100%

Pegasus do Brasil Mineraco Ltda....................  Brazil.................................  100%

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